  As filed with the Securities and Exchange Commission on August 12, 2004

                           Registration No. 333-______
                  --------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                        TESSCO TECHNOLOGIES INCORPORATED
             (Exact name of registrant as specified in its charter)

                DELAWARE                                     52-0729657
    (State or other jurisdiction of                       (I.R.S. Employer
     incorporation or organization)                      Identification No.)


         11126 MCCORMICK ROAD                                   21031
         HUNT VALLEY, MARYLAND                                (Zip Code)
(Address of Principal Executive Office)

                     ---------------------------------------

                        TESSCO TECHNOLOGIES INCORPORATED
                AMENDED AND RESTATED 1994 STOCK AND INCENTIVE PLAN
                            (Full title of the plan)

                     ---------------------------------------

    ROBERT B. BARNHILL, JR.,                         WITH A COPY TO:
            PRESIDENT                           DOUGLAS M. FOX, ESQUIRE
      11126 McCormick Road                Ballard Spahr Andrews & Ingersoll, LLP
   Hunt Valley, Maryland 21031                   300 East Lombard Street
         (410) 229-1000                                18th Floor
                                                Baltimore, Maryland 21202
                                                    (410) 528-5600




 (Name, address and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------

                            Proposed maximum
Title of securities            Amount to           offering price            Proposed maximum              Amount of
to be registered             be registered            per share          Aggregate offering price       registration fee
------------------------ ---------------------- ---------------------- ----------------------------- -----------------------

Common Stock, par             839,500 (1)           $15.28(2)                     $12,827,560               $1,625.25
value $.01 per share


(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover an indeterminate number of additional shares of Common Stock in order to adjust the number of shares reserved for issuance pursuant to the plan as the result of a stock split, stock dividend or similar transaction.


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(2)  Pursuant to Rule 457(c) and (h)(1), the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of registration fee are based upon the average of the high and low prices reported on The Nasdaq National Market on August 6, 2004, for the Registrant's Common Stock with respect to 839,500 shares available for issuance under the TESSCO Technologies Incorporated Amended and Restated 1994 Stock and Incentive Plan.

PART I: INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  By a Registration Statement on Form S-8 filed with Securities and Exchange Commission (the "Commission") on December 7, 1994, Registration File No. 33-87178, TESSCO Technologies Incorporated, a Delaware corporation (the "Registrant"), previously registered, among other shares, 333,000 shares of its common stock, par value $.01 per share ("Common Stock"), reserved for issuance from time to time in connection with the Registrant's 1994 Stock and Incentive Plan. Since December 7, 1994, the TESSCO Technologies Incorporated 1994 Stock and Incentive Plan has been amended, and amended and restated, as the TESSCO Technologies Incorporated Amended and Restated 1994 Stock and Incentive Plan (the "Plan"), resulting in, among other things, an overall increase in the aggregate number of shares of Common Stock issuable thereunder to 1,172,500 shares. Under this Registration Statement, Registrant is registering the additional 839,500 shares issuable under the Plan.

                  Items 4, 6, 7 and 9 of Part II of the Registrant's Registration Statement on Form S-8 (File No. 33-87178) are incorporated by reference herein pursuant to Instruction E of Form S-8.

PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

                  The following documents, filed or to be filed with the Commission, are incorporated herein by reference:

                  (a) The Registration Statement on Form S-8 filed with the Commission on December 7, 1994 (File No. 33-87178).

                  (b) The Registrant's Annual Report on Form 10-K as filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which includes the consolidated financial statements of the Registrant as of March 28, 2004, together with the related notes and the report of the Registrant's independent public accountants, filed with the Commission on June 17, 2004 (File No. 0-24746);

                  (c) The Registrant's Quarterly Report on Form 10-Q as filed pursuant to Section 13 or 15(d) of the Exchange Act for the quarterly period ended June 27, 2004, filed with the Commission on August 11, 2004.

                  (d)   All other reports of the Registrant filed pursuant to
Section 13(a) or 15(d) of the Exchange Act since the end of the Registrant's most recent fiscal year ended March 28, 2004; and

                  (e) The description of the common stock, par value $.01 per share (the "Common Stock"), of the Registrant contained in its Registration Statement on Form S-1, and amendments thereto (File No. 33-82834), which is incorporated by reference into its Registration Statement on Form 8-A (File No. 0-24746) filed by the Registrant pursuant to the Exchange Act.

                  In addition, all reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such document. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The statements required to be so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. We are not, however, incorporating by reference any documents, or portions of documents, that are not deemed "filed" with the Commission, including any information furnished pursuant to Items 9 or 12 of Form 8-K.


ITEM 8. EXHIBITS.


Exhibit
Number            Description
------            -----------
3.1.1             Amended and Restated Certificate of Incorporation of the
                  Registrant filed on September 29, 1993 in the Office of the
                  Secretary of State of the State of Delaware (incorporated by reference to Exhibit 3.1.1 to the Registrant's Registration
                  Statement on Form S-1 (No. 33-81834)).

3.1.2             Certificate of Retirement of the Registrant filed on January
                  13, 1994 in the Office of the Secretary of State of the State of Delaware (incorporated by reference to Exhibit 3.1.2 to the Registrant's Registration Statement on Form S-1 (No.
                  33-81834)).

3.1.3 Certificate of Amendment to Certificate of Incorporation of the Registrant filed on July 20, 1994 in the Office of the Secretary of State of the State of Delaware (incorporated by reference to Exhibit 3.1.3 to the Registrant's Registration
                  Statement of Form S-1 (No. 33-81834)).

3.1.4 Certificate of Amendment to Certificate of Incorporation of the Registrant filed on September 6, 1996 in the Office of the Secretary of State of the State of Delaware (incorporated by reference to Exhibit 3.1.4 to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 28, 1997).

3.2.1 Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2.1 to the Registrant's Registration
                  Statement on Form S-1 (No. 33-81834)).

3.2.2             First Amendment to Amended and Restated By-laws of the Registrant
                  (incorporated by reference to Exhibit 3.2.2 to the Registrant's
                  Registration Statement on Form S-1 (No. 33-81834)).

4.1.1             TESSCO Technologies Incorporated Amended and Restated 1994
                  Stock and Incentive Plan.

5                 Opinion of Ballard Spahr Andrews & Ingersoll, LLP.

23.1              Consent of Ballard Spahr Andrews & Ingersoll, LLP
                  (contained in Exhibit 5).




Exhibit
Number            Description
------            -----------

23.2              Consent of Ernst & Young LLP.

24                Power of Attorney is located on the signature page.


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, at Hunt Valley, Maryland, on August 12, 2004.

                                            TESSCO TECHNOLOGIES INCORPORATED


                                     By:      /s/ Robert B. Barnhill
                                        ----------------------------------------
                                        Robert B. Barnhill, Jr.,
                                        President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert B. Barnhill, Jr., as the true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


                   [BALANCE OF THIS PAGE INTENTIONALLY BLANK]

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                           TITLE                                  DATE
---------                                           -----                                  ----

/s/ Robert B. Barnhill, Jr.             President, Chief Executive Officer             August 12, 2004
---------------------------------       and Chairman of the Board
Robert B. Barnhill, Jr.                 (principal executive officer)


/s/ Robert C. Singer                    Senior Vice President and                      August 12, 2004
----------------------------------      Chief Financial Officer
Robert C. Singer                        (principal financial and accounting officer)


/s/ John D. Beletic                     Director                                       August 12, 2004
----------------------------------
John D. Beletic


/s/ Jerome C. Eppler                    Director                                       August 12, 2004
----------------------------------
Jerome C. Eppler


/s/ Benn R. Konsynski                   Director                                       August 12, 2004
--------------------------------
Benn R. Konsynski


/s/ Daniel Okrent                       Director                                       August 12, 2004
--------------------------------
Daniel Okrent


/s/ Dennis J. Shaughnessy               Director                                       August 12, 2004
-------------------------
Dennis J. Shaughnessy


/s/ Morton F. Zifferer, Jr.             Director                                       August 12, 2004
--------------------------------
Morton F. Zifferer, Jr.


                                  EXHIBIT INDEX

The following exhibits are filed herewith:


Exhibit
Number            Description
------            -----------

3.1.1             Amended and Restated Certificate of Incorporation of the
                  Registrant filed on September 29, 1993 in the Office of the Secretary of State of the State of Delaware (incorporated by reference to Exhibit 3.1.1 to the Registrant's Registration
                  Statement on Form S-1 (No. 33-81834)).

3.1.2             Certificate of Retirement of the Registrant filed on January
                  13, 1994 in the Office of the Secretary of State of the State of Delaware (incorporated by reference to Exhibit 3.1.2 to the Registrant's Registration Statement on Form S-1 (No.
                  33-81834)).

3.1.3 Certificate of Amendment to Certificate of Incorporation of the Registrant filed on July 20, 1994 in the Office of the Secretary of State of the State of Delaware (incorporated by reference to Exhibit 3.1.3 to the Registrant's Registration
                  Statement of Form S-1 (No. 33-81834)).

3.1.4 Certificate of Amendment to Certificate of Incorporation of the Registrant filed on September 6, 1996 in the Office of the Secretary of State of the State of Delaware (incorporated by reference to Exhibit 3.1.4 to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 28, 1997).

3.2.1             Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2.1 to the Registrant's Registration Statement
                  on Form S-1 (No. 33-81834)).

3.2.2             First Amendment to Amended and Restated By-laws of the Registrant
                  (incorporated by reference to Exhibit 3.2.2 to the
                  Registrant's Registration Statement on Form S-1 (No. 33-81834)).

4.1.1             TESSCO Technologies Incorporated Amended and Restated 1994 Stock and
                  Incentive Plan.

5                 Opinion of Ballard Spahr Andrews & Ingersoll, LLP.

23.1              Consent of Ballard Spahr Andrews & Ingersoll, LLP (contained in Exhibit 5).

23.2              Consent of Ernst & Young LLP.



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